Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 2015 Equity Incentive Plan of Axovant Sciences Ltd. of our report dated June 11, 2018, with respect to the consolidated financial statements of Axovant Sciences Ltd. included in its Annual Report (Form 10-K) for the year ended March 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
August 16, 2018
Iselin, New Jersey